UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

TTM TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TTM TECHNOLOGIES, INC.

200 East Sandpointe, Suite 400

Santa Ana, CA 92707

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held on May 12, 2021

This supplement, dated April 12, 2021, supplements the definitive proxy statement of TTM Technologies, Inc. (the “Company”) for its 2021 Annual Meeting of Stockholders to be held on May 12, 2021 (“Proxy Statement”), which was filed with the Securities and Exchange Commission on March 16, 2021. The purpose of this supplement is solely to revise the disclosure under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 20 of the Proxy Statement to report certain Section 16(a) reports that were not timely filed. Accordingly, such disclosure is amended by adding the following to the end of that disclosure:

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2020 were complied with by each person who at any time during the 2020 fiscal year was a director or an executive officer or held more than 10% of our common stock, except for the following: Messrs. Alder, Klatell, Mayer and Geveden, Mses. England and Lenard, and Dr. Zakheim, each filed a Form 4 seven days late on May 15, 2020, and Mr. Franklin filed a Form 4 11 days late on May 19, 2020. In each case, the reporting person failed to timely file an award of restricted stock units. The late filings were due to an administrative oversight by the Company as a result of personnel issues stemming from COVID-19.

Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the Proxy Statement will be deemed to include the Proxy Statement as supplemented hereby. The Proxy Statement and our Annual Report on Form 10-K for 2020 are available to stockholders on our website at www.ttm.com/stockholdersmeeting.